UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                January 27, 2005

                              QUALITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                  0-13801                  95-2888568
        (State or other             (Commission               (IRS Employer
jurisdiction of incorporation)      File Number)          Identification Number)

                           18191 Von Karman, Suite 450
                            Irvine, California 92612
                    (Address of Principal Executive Offices)

                                 (949) 255-2600
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      Revision to Director Compensation Program

      On January 27, 2005, the Board of Directors of Quality Systems, Inc. (referred herein to as the "Company," "Registrant" or "QSI"), approved a revision to the compensation program for members of the Board of Directors (the "Revised Director Compensation Program"). Under the terms of the Revised Director Compensation Program, all directors of the Company shall receive a retainer of $24,000 per year, plus a fee of $2,000 per meeting of the Board attended. Directors who serve on a committee of the Board of Directors shall receive a fee of $1,000 per committee meeting attended. Board members traveling from the East Coast of the United States to attend a West Coast Board meeting or committee meeting shall receive $1,000 to cover travel and other related expenses.

      In addition to the cash remuneration above, each newly elected director shall receive 6,000 options to purchase Common Stock of the Company upon election to the Board of Directors. Thereafter, each director reelected to the Board of Directors shall receive 5,000 options to purchase Common Stock of the Company upon reelection. The options are priced at the fair market value of the Company's Common Stock on the date of grant, fully vest in three months from the date of grant, and expire seven years from the date of grant.

Indemnification Agreement

      On January 27, 2005, the Board of Directors approved an agreement providing certain indemnification rights to the Company's executive officers and members of the Board of Directors (the "Indemnity Agreement"). Under the terms of the Indemnity Agreement, the Company shall indemnify an executive officer or member of the Board of Directors, as the case may be ("Indemnitee"), from third party actions or similar proceedings against Indemnitee by reason of Indemnitee's position with the Company if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The Company shall indemnify Indemnitee from actions or similar proceeding by or in the right of the Company against Indemnitee by reason of Indemnitee's position with the Company if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders, except that no indemnification shall be made where Indemnitee is adjudged to be liable to the Company unless and to the extent that the court in which such action was brought determines that Indemnitee is entitled to indemnity.

      The Company shall advance all expenses incurred by an Indemnitee in connection with the actions and proceedings above. Indemnitee undertakes to repay such amounts advanced if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company. Notwithstanding any terms of the Indemnity Agreement, the Company agrees to indemnify Indemnitee to the fullest extent permitted by the California General Corporation Law.


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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year.

      On January 27, 2005, the Board of Directors approved the following amendments to the Company's Bylaws, effective immediately:

      Article I, Section 1, was amended to reflect the Company's current principal executive office as 18191 Von Karman Avenue, Suite 450, Irvine, California 92612. Prior to the amendment, Article I, Section 1, referenced the Company's previous address of 17822 East 17th Street, Tustin, California 92680.

      Article II, Section 3(c), was amended to specify that the requirements set forth in Section 3(c) apply to any request for a special meeting of the Board submitted "by a shareholder." Prior to the amendment, Article II, Section 3(c), referenced any request for a special meeting of the Board without specifying that such request be submitted by a shareholder.

      Article III, Section 7, was amended to allow forty-eight hours notice of special meetings of the Board to be given, in addition to personal notification, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means. Prior to the amendment, Article III, Section 7, stated that forty-eight hour notice of special meetings of the Board could be given personally or by telephone, telegraph, telex or other similar means of communication.

      Article III, Section 7, was further amended to state that oral notice shall be deemed to have been given, in addition to the events already set forth prior to the amendment, when communicated to a voice messaging system or other system or technology designed to record and communicate messages where the person giving the notice has reason to believe the recipient will promptly receive the message.

      Article III, Section 9, was amended to expand the specified means by which the members of the Board may participate in a meeting through the use of conference technologies to include electronic video screen communication, or other communication equipment. Article III, Section 9, was further amended to define what constitutes "presence" when utilizing such conference methods. Participation in a conference telephone meeting constitutes presence in person at such meeting so long as all members participating are able to hear one another. Participation in a meeting through use of electronic video screen communication or other communication equipment, other than conference telephone, constitutes presence in person at the meeting if: (A) each member participating can communicate with all of the other members concurrently, (B) each member is provided the means of participating in all matters before the board, and (C) the Company adopts and implements some means of verifying both that (i) a person participating is a director or other person entitled to participate, and (ii) all actions of, or votes by, the Board are taken or cast only by the directors and not by persons who are not directors.

      Article V, Section 1(a), was amended to provide that certain shareholders who have filed a Schedule 14A with the SEC shall have an absolute right to do either or both of the following, subject to the requirements set forth in
Section 1(a)(i) and (ii): (i) inspect and copy the record of shareholders' names and addresses and shareholdings, and (ii) obtain a list of the shareholders'


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

names and addresses who are entitled to vote for the election of directors and their shareholdings. Prior to the amendment, Article V, Section 1(a), instead provided the same absolute right to certain shareholders who had filed a
Schedule 14B relating to the election of directors of the Company.

      Article V, Section 1(a)(ii), was amended to state that the list of shareholders' names and addresses referenced in Section 1(a)(ii) shall be made available on or before the later of five business days after the demand for such list is received or the date specified therein as the date as of which the list is to be compiled. Prior to the amendment, Article V, Section 1(a)(ii), required five business days prior written demand for such list and made no reference to compliance dates within such demands.

      Article V, Section 3, was amended to state that, subject to applicable law, a written contract entered into by the Company and any other person, when signed by the officers set forth in Section 3, is not invalidated as to the Company by any lack of authority of the signing officers in the absence of such actual knowledge on the part of the other person that the signing officer had no authority to execute the same. Prior to the amendment, Article V, Section 3, stated that a written contract signed by such officers was valid and binding on the Company in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same.

      Article V, Section 6, was amended to provide that an option or obligation on the part of the Company under a stock purchase plan or agreement or stock option plan or agreement to repurchase shares upon termination of employment is subject to the provisions of Chapter 5 of the California General Corporation Law.

      Article VI, Section 1, was amended to replace the reference to Section 5(c) of Article VI with a reference to Section 5(d) of Article VI.

      Article VI, Section 3, was amended to state that the Company shall have the power to indemnify any person, subject to the other terms of Section 3, if such person acted in good faith, in a manner such person believed to be in the best interests of the Company and its shareholders. Prior to the amendment,
Article VI, Section 3, provided that the Company had the power to indemnify any person, subject to the other terms of Section 3, if such person acted in good faith, in a manner such person believed to be in the best interests of the Company and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

      Article VI, Section 3(a), was amended to extend the prohibition on indemnification in Section 3(a) to include a prohibition on indemnification of any person adjudged liable to the Company in the performance of such person's duty to the Company's shareholders. Prior to the amendment, the prohibition on indemnification in Article VI, Section 3(a), was limited to any person adjudged liable to the Company in the performance of such person's duty to the Company, without reference to a duty to the Company's shareholders.

      Article VI, Section 3(b), was amended to prohibit indemnification of amounts paid in settling or otherwise disposing of a pending action, without court approval. Prior to the


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amendment, Article VI, Section 3(b), prohibited indemnification of amounts paid in settling or otherwise disposing of either a threatened or pending action, with or without court approval.

      Article VI, Section 3(c), was amended to prohibit indemnification of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Prior to the amendment, Article VI, Section 3(c), prohibited indemnification of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

      Article VI, Section 5, regarding authorization of indemnification, was amended by the insertion of a new Section 5(b) stating that a determination that indemnification is proper may be made "If such a quorum of directors [as set forth in Section 5(a)] is not obtainable, by independent legal counsel in a written opinion;" Article VI, Section 5, was further amended to move the provision referenced as Section 5(b) prior to the amendment to Section 5(c), and to move the provision referenced as Section 5(c) prior to the amendment to
Section 5(d).

      Article VI, Section 6, was amended to allow expenses incurred in defending any proceeding to be advanced by the Company prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized under Article VI. Prior to the amendment, Article VI, Section 6, allowed such an advance upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified. The post-amendment language of Article VI, Section 6, is consistent with California General Corporation Law Section 317(f).

      Article VI, Section 8, was amended to replace the reference to Section 5(c) of Article VI with a reference to Section 5(d) of Article VI.

      Throughout the entirety of the Bylaws, all references to the Board of Directors, or similar references to the Company's Board, were amended to read the "Board," and all references to the Articles, or similar references to the Company's Articles of Incorporation, were amended to read the "Articles of Incorporation."

      In addition, various immaterial grammatical corrections were made throughout the Bylaws.

      A copy of the Bylaws, as amended, is attached hereto as Exhibit 3.0 and is incorporated herein by reference.

Item 8.01 Other Events.

      On January 31, 2005, the Company issued a press release announcing the declaration of a one-time cash dividend of Three Dollars ($3.00) per share on the Company's outstanding shares of Common Stock, payable to shareholders of record as of February 24, 2005. A copy of the press release is attached hereto as Exhibit 99.0 and is incorporated herein by reference.


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Item 9.01   Financial Statements and Exhibits.

      (a)   Financial Statements of Businesses Acquired.      Not applicable.

      (b)   Pro Forma Financial Information.                  Not applicable.

      (c)   Exhibits.

            Exhibit No.   Description
            -----------   -----------

            3.0           A copy of the Company's Bylaws, as amended

            99.0          Press Release dated January 31, 2005


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2005                QUALITY SYSTEMS, INC.


                                       By: /s/ Paul Holt
                                          --------------------------------------
                                                Paul Holt
                                                Chief Financial Officer


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